UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2021

UGI Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
460 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: 610 337-7000
Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2021, UGI Corporation (the “Company”) announced that its President and Chief Executive Officer, John L. Walsh, age 65, intends to retire on June 25, 2021. In connection with Mr. Walsh’s retirement, the Company’s Board of Directors adopted a management succession plan under which Mr. Walsh will serve as a non-executive Director following his retirement as President and Chief Executive Officer. Under the succession plan, Roger Perreault, age 57, will be named President and Chief Executive Officer and a member of the Board of Directors of the Company upon Mr. Walsh’s retirement. Mr. Perreault currently serves as the Company’s Executive Vice President, Global LPG (since 2018), and President of the Company’s subsidiary, UGI International, LLC (since 2015).

Prior to joining the Company in 2015, Mr. Perreault spent 21 years at Air Liquide, a world leader in gases, technologies and services for industry and health, where he served in various leadership positions globally. At Air Liquide, Mr. Perreault was President of its large industries business, and prior to that, was responsible for Air Liquide’s North American large industries business. The large industries business line provides comprehensive gas and energy solutions to customers in the metals, chemicals, refining and energy industries.

A copy of the Company’s press release announcing the foregoing is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Effective upon his promotion, the Company has agreed to pay Mr. Perreault an annual base salary of $900,000. In addition, Mr. Perreault will continue to participate in the Company’s annual bonus plan. His target annual bonus plan opportunity in his new role, as a percentage of annual base salary, will be 120%, prorated for fiscal year 2021 based on his promotion date. Mr. Perreault also will continue to participate in the Company’s long-term compensation plans, the UGI Corporation 2013 Omnibus Incentive Compensation Plan and the UGI Corporation 2021 Incentive Award Plan (the "2021 Plan"). The Company’s Board of Directors approved a promotional equity award to Mr. Perreault under the 2021 Plan to be effective upon the effective date of his promotion, with an aggregate value of $1,227,500. Such award will consist of the following:

(1) approximately 50% performance units with dividend equivalents that may be earned at the end of the 2021-2023 measurement period based on the Company’s total shareholder return ("TSR") relative to the TSR of the companies in in a pre-determined peer group;

(2) approximately 25% stock options with a ten-year term that will vest in equal thirds over a three-year period beginning on the anniversary of the date of grant, with an option price equal to the fair market value of a share of the Company’s common stock on the date of grant; and

(3) approximately 25% restricted stock units with dividend equivalents that will vest on the third anniversary of his promotion date, with each stock unit representing a time-restricted share of UGI Corporation common stock.

Other than as described herein, Mr. Perreault’s compensation and benefits are as described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 12, 2021.
104	The cover page from this Current Report, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

April 12, 2021	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Assistant Secretary